Exhibit 5.1

ATTORNEYS AT LAW

777 EAST WISCONSIN AVENUE
MILWAUKEE, WI 53202-5306
414.271.2400 TEL
414.297.4900 FAX
www.foley.com

May 30, 2019

Pentair plc
Regal House, 70 London Road
Twickenham, London, TW13QS
United Kingdom

Pentair Finance S.à r.l.
26, boulevard Royal
L-2449
Luxembourg

Pentair Investments Switzerland GmbH
Freier Platz 10
8200
Schaffhausen, Switzerland

Ladies and Gentlemen:

We have acted as counsel for Pentair Finance S.à r.l., a Luxembourg private limited liability company (“Pentair Finance”), Pentair Investments Switzerland GmbH, a Switzerland limited liability company (“Pentair Switzerland”) and Pentair plc, an Irish public limited company (“Pentair” and, together with Pentair Finance and Pentair Switzerland, the “Companies”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale from time to time of an indeterminate amount of:  (i) senior debt securities of Pentair Finance (the “Debt Securities”); (ii) contracts for the purchase of debt or equity securities of Pentair Finance, Pentair or third parties (the “Purchase Contracts”); (iii) warrants for the purchase of debt or equity securities of Pentair Finance, Pentair or third parties (the “Warrants”); (vi) units consisting of one or more debt securities or other securities (the “Units”); and (v) guarantees by Pentair and Pentair Switzerland of the Debt Securities (the “Guarantees” and, together with the Debt Securities, the Purchase Contracts, the Warrants and the Units, the “Securities”).  The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material (each, a “Prospectus Supplement”).

As counsel to the Companies in connection with the proposed issuance and sale of the Securities, we have examined:  (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Indenture, dated as of September 16, 2015, among Pentair Finance as issuer, Pentair and

AUSTIN	DETROIT	MEXICO CITY	SACRAMENTO	TAMPA
BOSTON	HOUSTON	MIAMI	SAN DIEGO	WASHINGTON, D.C.
CHICAGO	JACKSONVILLE	MILWAUKEE	SAN FRANCISCO	BRUSSELS
DALLAS	LOS ANGELES	NEW YORK	SILICON VALLEY	TOKYO
DENVER	MADISON	ORLANDO	TALLAHASSEE

Pentair plc

Pentair Finance S.à r.l.

Pentair Investments Switzerland GmbH

May 30, 2019

Pentair Switzerland as guarantors and U.S. Bank National Association, as trustee, for the issuance of Debt Securities (the “Indenture”); and (iii) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.  We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) any supplemental indenture to the Indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under the Indenture, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) all corporate or other action required to be taken by Pentair Finance, Pentair Switzerland or Pentair to duly authorize each proposed issuance of Securities and any related documentation shall have been duly completed and shall remain in full force and effect; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by Pentair Finance, Pentair Switzerland or Pentair and the other parties thereto; and (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

1.                                      All requisite action necessary to make any Debt Securities valid, legal and binding obligations of Pentair Finance and any Guarantees valid, legal and binding obligations of Pentair and Pentair Switzerland, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.              The terms of such Debt Securities and Guarantees and of their issuance and sale have been established in conformity with the Indenture;

b.              Such Debt Securities and Guarantees have been duly executed, authenticated and delivered in accordance with the terms and provisions of the Indenture; and

Pentair plc

Pentair Finance S.à r.l.

Pentair Investments Switzerland GmbH

May 30, 2019

c.               Such Debt Securities and Guarantees have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

2.                                      All requisite action necessary to make any Purchase Contracts valid, legal and binding obligations of Pentair Finance or Pentair, as applicable, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.              The terms of such Purchase Contracts and of their issuance and sale have been established in conformity with the applicable purchase contract agreement;

b.              Such Purchase Contracts have been duly executed and delivered in accordance with their respective terms and provisions; and

c.               Such Purchase Contracts have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

3.                                      All requisite action necessary to make any Warrants valid, legal and binding obligations of Pentair Finance or Pentair, as applicable, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.              The terms of such Warrants and of their issuance and sale have been established in conformity with the applicable warrant agreement;

b.              Any such warrant agreements have been duly executed and delivered;

c.               Such Warrants have been duly executed and delivered in accordance with the terms and provisions of the applicable warrant agreement; and

d.              Such Warrants have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a

Pentair plc

Pentair Finance S.à r.l.

Pentair Investments Switzerland GmbH

May 30, 2019

Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

4.                                      All requisite action necessary to make any Units valid, legal and binding obligations of Pentair Finance, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.              The terms of such Units and of their issuance and sale have been established in conformity with the applicable unit agreement;

b.              Such Units have been duly executed and delivered in accordance with their respective terms and provisions; and

c.               Such Units have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

We express no opinion as to the laws of any jurisdiction other than the State of New York and the federal laws of the United States.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP